Exhibit 99.1

Contact:                           Kenneth R. Meyers, Executive Vice President, Finance, U.S. Cellular
(773) 399-8900  kmeyers@uscellular.com

Mark A. Steinkrauss, Vice President, Corporate Relations, TDS
(312) 592-5384  mark.steinkrauss@teldta.com

FOR RELEASE: IMMEDIATE

U.S. CELLULAR REPORTS FOURTH QUARTER 2005 RESULTS;

UPDATES 2006 GUIDANCE

CHICAGO — July 28, 2006 - United States Cellular Corporation [AMEX:USM] reported service revenues of $738.7 million for the fourth quarter of 2005, up 11 percent from $663 million, as restated, for the comparable period one year ago. The company recorded operating income of $71.6 million during the quarter, up 86 percent compared to $38.4 million for the fourth quarter of 2004, as restated. Net income and basic earnings per share were $42.5 million and $0.49, respectively, compared to net income and basic earnings per share of $38.1 million and $0.44, respectively, as restated, for the comparable period one year ago.

On Dec. 19, 2005, U.S. Cellular completed an exchange of wireless assets with ALLTEL Communications, Inc. Under the agreement, U.S. Cellular received 146,000 total customers in Kansas and Nebraska while ALLTEL received 92,000 total customers in Idaho and $58.1 million in cash, including a preliminary working capital adjustment. In addition to customers, both companies received 850 MHz spectrum, cell sites, retail stores and agents.  U.S. Cellular recorded a fourth quarter 2005 pre-tax gain of $44.7 million on the exchange.

 In the fourth quarter of 2004, U.S. Cellular recorded a “Gain on sales of assets,” included in operating income, of $10.1 million related to the sale of two operating markets to ALLTEL.

Fourth Quarter Highlights

•                    Total U.S. Cellular customers increased 11 percent year over year to 5,482,000 customers while retail customers increased 10 percent to 4,927,000.

•                    U.S. Cellular recorded a postpay churn rate of 1.6 percent in the fourth quarter. For the full year 2005, U.S. Cellular’s postpay churn rate was 1.5 percent. 2005 marks the tenth consecutive year that U.S. Cellular’s postpay churn rate has remained below 2 percent.

U.S. Cellular filed its Annual Report (Form 10-K) for the year ended December 31, 2005, with the Securities and Exchange Commission earlier today.

On Nov. 10, 2005, U.S. Cellular announced that it would restate financial results for several prior periods. U.S. Cellular completed and filed its restatement on April 26, 2006.  The time spent completing the restatement caused the company to be late with its other SEC filings.

U.S. Cellular has not filed its Form 10-Q for the quarter ended March 31, 2006 on a timely basis.  As a result, U.S. Cellular is not in compliance with American Stock Exchange (AMEX) listing standards.  U.S. Cellular has been granted an extension until Nov. 14, 2006 to regain compliance with AMEX listing standards resulting from delayed filings with the SEC and delayed distribution of its 2005 annual report to shareholders.

In addition, U.S. Cellular has received extended waivers from its lenders under credit agreements and from counterparties under certain forward contracts provided that that it files its Forms 10-K for the year ended Dec. 31, 2005 by Aug. 31, 2006, its Forms 10-Q for the quarter ended March 31, 2006 within 30 days of filing the 2005 Form 10-K, and its Forms 10-Q for the quarter ended June 30, 2006 within 45 days of filing the first quarter Form 10-Q. U.S. Cellular expects to file its Forms 10-Q for the quarter ended Sept. 30, 2006 on or before the extended due date of Nov. 14, 2006.

Certain financial and statistical information will be posted to the U.S. Cellular Web site, together with reconciliations to generally accepted accounting principles (GAAP) of certain non-GAAP disclosures.  Investors may access this additional information on the Investor Relations- Financial Information – Guidance & Reconciliations page of the U.S. Cellular Web site.

U.S. Cellular updated its 2006 guidance as of July 28, 2006 and it is as follows.  There can be no assurance that final results will not differ materially from this guidance.

Net Retail Customer Additions	370,000 – 400,000
Service Revenues	Approx. $3.2 billion
Operating Income	$250 – 300 million
Depreciation, Amortization & Accretion	$585 million
Capital Expenditures	$580 - $610 million

About U.S. Cellular

As of Dec. 31, 2005, U.S. Cellular Corporation, the nation's sixth-largest wireless service carrier, provided wireless service to 5.5 million customers in 26 states.  The Chicago-based company operates on a customer satisfaction strategy, meeting customer needs by providing a comprehensive range of wireless products and services, superior customer support and a high-quality network.

Safe Harbor Statement Under the Private Securities Litigation Reform Act of 1995: All information set forth in this news release, except historical and factual information, represents forward-looking statements. This includes all statements about the company’s plans, beliefs, estimates and expectations. These statements are based on current estimates and projections, which involve certain risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Important factors that may affect these forward-looking statements include, but are not limited to:  The ability of the company to successfully manage and grow the operations of the Chicago MTA and newly launched markets; changes in competition in the markets in which the company operates; changes in the overall economy; changes due to industry consolidation; advances in telecommunications technology; changes in the telecommunications regulatory environment; changes in the value of investments, including variable prepaid forward contracts; an adverse change in the ratings afforded our debt securities by accredited ratings organizations; possible future restatements; pending and future litigation; acquisitions/divestitures of properties and/or licenses; and changes in customer growth rates,  average monthly revenue per unit, churn rates, roaming rates and the mix of products and services offered in the company’s markets. Investors are encouraged to consider these and other risks and uncertainties that are discussed in the Form 8-K used by U.S. Cellular to furnish this press release to the SEC, which are incorporated by reference herein.

For more information about U.S. Cellular, visit: www.uscellular.com.

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UNITED STATES CELLULAR CORPORATION

SUMMARY OPERATING DATA

Quarter Ended	12/31/2005	9/30/2005	6/30/2005	3/31/2005	12/31/2004

Consolidated Markets:
Total population (000s) (1)	45,244	44,690	44,690	44,576	44,391
All customers -
Customer units	5,482,000	5,303,000	5,227,000	5,127,000	4,945,000
Gross customer unit activations	419,000	355,000	340,000	426,000	408,000
Net customer unit activations	125,000	76,000	94,000	182,000	150,000
Market penetration (1)	12.12%	11.87%	11.70%	11.50%	11.14%
Retail customers -
Customer units	4,927,000	4,765,000	4,688,000	4,601,000	4,478,000
Gross customer unit activations	392,000	346,000	317,000	365,000	358,000
Net customer unit activations	130,000	77,000	81,000	123,000	105,000

Cell sites in service	5,428	5,149	5,034	4,899	4,856
Average monthly revenue per unit (2)	$45.94	$46.19	$44.52	$44.46	$45.41
Retail service revenue per unit (2)	$40.19	$40.25	$39.40	$39.20	$39.93
Inbound roaming revenue per unit (2)	$2.31	$2.70	$2.27	$1.98	$2.38
Long-distance/other revenue per unit (2)	$3.44	$3.24	$2.85	$3.28	$3.10
Minutes of use (MOU) (3)	648	639	627	584	568
Postpay churn rate per month (4)	1.6%	1.5%	1.4%	1.5%	1.6%
Marketing cost per gross customer unit addition (5)	$498	$491	$461	$396	$440
Construction Expenditures (000s)	$201,700	$128,300	$143,800	$112,800	$261,500

(1)             Market penetration is calculated using 2004 Claritas population estimates for all periods of 2005 and 2003 Claritas estimates for all periods of 2004. “Total population” represents the total population of each of U.S. Cellular’s consolidated markets, regardless of whether the market has begun marketing operations. The 12/31/05, 9/30/05 and 6/30/05 total population counts include the population of the market acquired from Cingular Wireless in April 2005. The total population counts on and after 12/31/04 exclude the population of the two markets sold to ALLTEL in November 2004. The population of markets in which U.S. Cellular has deferred the transfer of licenses from AT&T Wireless (now Cingular Wireless) are not included in the total population counts for any period, nor are the population counts of markets for which Carroll Wireless, L.P., a consolidated U.S. Cellular subsidiary, was the winning bidder in the Federal Communications Commission’s Auction 58 that concluded in February 2005. The total population counts for 12/31/05 exclude the population of the two markets divested to ALLTEL in December 2005, and include the population of the 15 markets acquired in the same transaction.

(2)             Per unit revenue measurements are derived from Service Revenues as reported in Financial Highlights for each respective quarter as follows:

Service Revenues per Financial Highlights	$738,682	$729,504	$691,746	$671,639	$662,955
Components:
Retail service revenue during quarter	$646,178	$635,610	$612,159	$592,167	$582,950
Inbound roaming revenue during quarter	$37,184	$42,654	$35,313	$29,875	$34,812
Long-distance/other revenue during quarter	$55,320	$51,240	$44,274	$49,597	$45,193

Divided by average customers during quarter (000s)	5,360	5,264	5,179	5,035	4,866
Divided by three months in each quarter	3	3	3	3	3

Average monthly revenue per unit	$45.94	$46.19	$44.52	$44.46	$45.41
Retail service revenue per unit	$40.19	$40.25	$39.40	$39.20	$39.93
Inbound roaming revenue per unit	$2.31	$2.70	$2.27	$1.98	$2.38
Long-distance/other revenue per unit	$3.44	$3.24	$2.85	$3.28	$3.10

(3)             Average monthly local minutes of use per customer (without roaming).

(4)             Postpay churn rate per month is calculated by dividing the average monthly postpay customer disconnects during the quarter by the average postpay customer base for the quarter.

(5)             This measurement is not calculable using information from the financial statements as reported. The details of this calculation and a reconciliation to line items reported in Financial Highlights for each respective quarter are shown on U.S. Cellular’s web site, along with additional information related to U.S. Cellular’s fourth quarter results, at www.uscellular.com.

UNITED STATES CELLULAR CORPORATION
FINANCIAL HIGHLIGHTS
Three Months Ended December 31,
(Unaudited, dollars in thousands, except per share amounts)

		2004	Increase (Decrease)
	2005	(As Restated)	Amount	Percent
Operating Revenues
Service	$738,682	$662,955	$75,727	11.4%
Equipment sales	48,663	46,188	2,475	5.4%
Total Operating Revenues	787,345	709,143	78,202	11.0%
Operating Expenses
System operations (excluding depreciation shown below)	157,549	126,643	30,906	24.4%
Cost of equipment sold	137,057	129,451	7,606	5.9%
Selling, general and administrative	337,558	290,243	47,315	16.3%
Depreciation, amortization and accretion	128,212	134,453	(6,241)	(4.6%)
(Gain) on sales of assets	(44,660)	(10,081)	(34,579)	N/M
Total Operating Expenses	715,716	670,709	45,007	6.7%

Operating Income	71,629	38,434	33,195	86.4%

Investment and Other Income (Expense)
Investment income	18,424	15,675	2,749	17.5%
Interest and dividend income	4,684	7,608	(2,924)	(38.4%)
Interest (expense)	(21,563)	(21,304)	(259)	(1.2%)
Gain (loss) on investments	(5,400)	27,621	(33,021)	N/M
Other (expense), net	337	203	134	66.0%
	(3,518)	29,803	(33,321)	(111.8%)
Income Before Income Taxes and Minority Interest	68,111	68,237	(126)	(0.2%)
Income tax expense	22,959	27,341	(4,382)	(16.0%)
Income Before Minority Interest	45,152	40,896	4,256	10.4%
Minority share of income	(2,666)	(2,807)	141	5.0%
Net Income	$42,486	$38,089	$4,397	11.5%

Basic Weighted Average Common Shares Outstanding (000s)	87,073	86,344	729	0.8%
Basic Earnings Per Share	$0.49	$0.44	0.05	11.4%

Diluted Weighted Average Common Shares Outstanding (000s)	87,729	86,890	839	1.0%
Diluted Earnings Per Share	$0.48	$0.44	$0.04	9.1%

UNITED STATES CELLULAR CORPORATION
FINANCIAL HIGHLIGHTS
Year Ended December 31,
(Unaudited, dollars in thousands, except per share amounts)

		2004	Increase (Decrease)
	2005	(As Restated)	Amount	Percent
Operating Revenues
Service	$2,831,571	$2,616,946	$214,625	8.2%
Equipment sales	204,316	191,255	13,061	6.8%
Total Operating Revenues	3,035,887	2,808,201	227,686	8.1%
Operating Expenses
System operations (excluding depreciation shown below)	602,360	562,690	39,670	7.1%
Cost of equipment sold	511,939	486,605	25,334	5.2%
Selling, general and administrative	1,212,874	1,088,181	124,693	11.5%
Depreciation, amortization and accretion	509,072	498,202	10,870	2.2%
(Gain) on sales of assets	(44,660)	(10,806)	(33,854)	N/M
Total Operating Expenses	2,791,585	2,624,872	166,713	6.4%

Operating Income	244,302	183,329	60,973	33.3%

Investment and Other Income (Expense)
Investment income	68,433	63,758	4,675	7.3%
Interest and dividend income	11,440	10,764	676	6.3%
Interest (expense)	(84,867)	(86,241)	1,374	1.6%
Gain (loss) on investments	(4,849)	25,791	(30,640)	(118.8%)
Other (expense), net	(199)	(2,576)	2,377	92.3%
	(10,042)	11,496	(21,538)	(187.4%)
Income Before Income Taxes and Minority Interest	234,260	194,825	39,435	20.2%
Income tax expense	88,404	74,678	13,726	18.4%
Income Before Minority Interest	145,856	120,147	25,709	21.4%
Minority share of income	(11,108)	(10,631)	(477)	(4.5%)
Net Income	$134,748	$109,516	$25,232	23.0%

Basic Weighted Average Common Shares Outstanding (000s)	86,775	86,244	531	0.6%
Basic Earnings Per Share	$1.55	$1.27	$0.28	22.0%

Diluted Weighted Average Common Shares Outstanding (000s)	87,464	86,736	728	0.8%
Diluted Earnings Per Share	$1.54	$1.26	$0.28	22.2%

N/M - Percentage change not meaningful

UNITED STATES CELLULAR CORPORATION
CONSOLIDATED BALANCE SHEET HIGHLIGHTS
(Unaudited, dollars in thousands)

ASSETS

		December 31, 2004
	December 31, 2005	(As Restated)
Current Assets
Cash and cash equivalents	$29,003	$41,062
Accounts receivable from customers and other	367,510	316,436
Inventory	92,748	76,918
Prepaid expenses	31,026	31,764
Deferred income tax asset	8,218	73,216
Other current assets	15,145	24,951
	543,650	564,347

Investments
Licenses	1,362,263	1,228,801
Goodwill	471,617	445,212
Customer lists	49,318	24,915
Marketable equity securities	225,387	282,829
Investments in unconsolidated entities	170,337	155,519
Notes and interest receivable—long-term	4,707	4,885
	2,283,629	2,142,161

Property, Plant and Equipment
In service and under construction	4,653,292	4,133,471
Less accumulated depreciation	2,076,528	1,692,751
	2,576,764	2,440,720

Other Assets and Deferred Charges	29,985	32,807

Total Assets	$5,434,028	$5,180,035

LIABILITIES AND SHAREHOLDERS’ EQUITY

		December 31, 2004
	December 31, 2005	(As Restated)
Current Liabilities
Notes payable	$135,000	$30,000
Accounts payable
Affiliates	7,239	5,314
Trade	298,397	259,167
Customer deposits and deferred revenues	106,180	104,394
Accrued taxes	38,627	80,512
Accrued compensation	42,865	49,116
Other current liabilities	25,952	20,829
	654,260	549,332

Long-term Debt	1,161,241	1,160,786

Deferred Liabilities and Credits	821,345	840,268

Minority Interest	46,442	40,052

Common Shareholders’ Equity
Common Shares, par value $1 per share	55,046	55,046
Series A Common Shares, par value $1 per share	33,006	33,006
Additional paid-in capital	1,286,964	1,305,249
Treasury Shares	(47,088)	(99,627)
Accumulated other comprehensive income	24,944	32,803
Retained earnings	1,397,868	1,263,120
	2,750,740	2,589,597

Total Liabilities and Shareholders’ Equity	$5,434,028	$5,180,035

NOTE:  Certain December 31, 2004 amounts have been changed to conform to current period presentation.